Subsidiaries of All Star Gas Corporation

          All Star Gas Inc. of Arizona            Arizona
          All Star Gas Inc. of Arkansas           Arkansas
          All Star Gas Inc. of California         California
          All Star Gas Inc. of Elsinore           California
          All Star Gas Inc. of Escondido          California
          All Star Gas Inc. of Los Angeles        California
          All Star Gas Inc. of Modesto            California
          All Star Gas Inc. of Placerville        California
          All Star Gas Inc. of Pomona             California
          All Star Gas Inc. of Sacramento         California
          All Star Gas Inc. of Susanville         California
          All Star Gas Inc. of Yucca Valley       California
          Empiregas Equipment Corporation         California
          All Star Gas Inc. of Colorado           Colorado
          Salgas Inc. of Crested Butte            Colorado
          All Star Gas Inc. of Jacksonville       Delaware
          All Star Gas Inc. of Boise              Idaho
          All Star Gas Inc. of Indiana            Indiana
          All Star Gas Inc. of Arma               Kansas
          Empire Underground Storage Inc.         Kansas
          All Star Gas Inc. of Louisiana          Louisiana
          All Star Gas Inc. of Michigan           Michigan
          All Star Gas Inc. of Missouri           Delaware
          All Star Transports Inc. - Missouri     Delaware
          Utility Collection Corporation          Delaware
          All Star Gas Field Services Corporation Delaware
          All Star Gas Airlines, Inc.             Delaware
          All Star Gas Inc. of Nevada             Nevada
          All Star Gas Inc. of North Carolina     N. Carolina
          All Star Gas Inc. of Ohio               Ohio
          All Star Gas Inc. of Oklahoma, Inc.     Oklahoma
          All Star Marketing Corporation          Oklahoma
          All Star Gas Inc. of Oregon             Oregon
          All Star Gas Transports Inc. - Oregon   Oregon
          All Star Gas Inc. of South Carolina     S. Carolina
          All Star Gas Inc. of Texas              Texas
          All Star Gas Inc. of Utah               Utah
          All Star Gas Inc. of Washington         Washington
          All Star Gas Inc. of Wyoming            Wyoming
          All Star Acquisition Co.                Missouri
          All Star Development LLC                Missouri